STOCK EXCHANGE AGREEMENT

            This STOCK EXCHANGE AGREEMENT is made and entered into as of June 26, 1995 by and among American Communications Services, Inc., a Delaware corporation (the "Company") and the holders (the "Series A Stockholders") of the Company's 9% Series A Convertible Preferred Stock, $1.00 par value per share (the "Series A Preferred Stock").

                               R E C I T A L S:

            WHEREAS, for the purpose of obtaining additional financing the Company is offering for sale shares of 9% Series B-1 Convertible Preferred Stock, $1.00 par value per share (the "Series B-1 Preferred Stock"), 9% Series B-2 Convertible Preferred Stock, $1.00 par value per share (the "Series B-2 Preferred Stock"), 9% Series B-3 Convertible Preferred Stock, $1.00 par value per share (the "Series B-3 Preferred Stock") and 9% Series B-4 Convertible Preferred Stock, $1.00 par value per share (the "Series B-4 Preferred Stock"), (the Series B-1 Preferred Stock, Series B-2 Preferred Stock, Series B-3 Preferred Stock and Series B-4 Preferred Stock hereinafter collectively referred to as the "Series B Preferred Stock"), and Warrants to purchase common stock; and

            WHEREAS, the Company and the Series A Stockholders desire to induce certain investors to purchase the Series B
Preferred Stock; and

            WHEREAS, the retirement of the Series A Preferred
Stock is necessary to facilitate the consummation of the sale of the Series B Preferred Stock; and

            WHEREAS, the Company and Series A Stockholders deem it in the best interests of the Series A Stockholders and in the best interests of the Company to retire the Series A Preferred
Stock; and

            WHEREAS, in order to facilitate the retirement of the Series A Preferred Stock, the Company and the Series A Stockholders have agreed to exchange the Series A Preferred Stock for shares of the Company's 9% Series A-1 Convertible Preferred Stock, $1.00 par value per share (the "Series A-1 Preferred Stock"), subject to the terms and conditions of this Agreement.

            NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, and the representations, warranties and agreements of the parties contained herein, the parties hereby agree as follows:

      1.    SHARE EXCHANGE

            1.1 Exchange. Each of the Series A Stockholders does hereby transfer, assign, convey and deliver to the Company the number of shares of Series A Preferred Stock set forth opposite that Stockholder's name on Schedule 1.1, in exchange for an equal number of Series A-1 Preferred Stock. Each of the Series A Stockholders has delivered to the Company the certificate or certificates representing such shares, with duly executed stock powers endorsed in blank.

            1.2 Conditions to Exchange. The transactions contemplated by this Agreement shall be conditioned upon and shall occur simultaneously with the consummation of the sale by the Company of at least 227,500 shares of the Series B Preferred Stock (the "Series B Preferred Stock Transaction") to the purchasers thereof pursuant to that certain Series B Preferred Stock and Warrant Purchase Agreement dated June 21, 1995 (the "Series B Purchase Agreement"), and at such time, the shares of Series A Preferred Stock delivered hereunder shall be cancelled and a new certificate or certificates shall be issued and delivered promptly to each Series A Stockholder evidencing that number of shares of Series A-1 Preferred Stock equal to the number of shares of Series A Preferred Stock set forth opposite such Series A Stockholder's name on Schedule 1.1. If for any reason the consummation of such sale of shares of Series B Preferred Stock shall not have occurred on or before July 15, 1995, the Company shall return promptly to each Series A Stockholder the certificate or certificates evidencing shares of Series A Preferred Stock previously delivered to the Company by such Series A Stockholder.

            1.3 Restricted Stock. Each of the Series A Stockholders does hereby acknowledge that the shares of Series A-1 Preferred Stock received by that Series A Stockholders pursuant to this Agreement have not been registered under the Securities Act of 1933, as amended (the "Securities Act") or the securities laws of any other jurisdiction and constitute "Restricted Securities" within the meaning of Rule 144 under the Securities Act and therefore may not be resold unless registered under the Securities Act or sold pursuant to an exemption from such registration. The certificate(s) representing the Series A-1 Preferred Stock issued pursuant to this Agreement shall bear such legend as the Company deems necessary or appropriate to comply with the Securities Act and any other applicable federal and state law.

            1.4 Series A Investment Agreement. Sections 3, 4, 5 (with the exception of 5.5 and 5.6), 7 and 8 (including the subsections thereof, the "Surviving Sections") of the Investment Agreement dated October 21, 1994 between the Company and the Series A Stockholders (the "Series A Investment Agreement") and the definitions of defined terms used in the Surviving Sections but defined elsewhere in the Series A Investment Agreement shall remain in full force and effect as if the shares of Series A-1 Preferred Stock issued to the Series A Stockholders hereunder were issued and sold to the Series A Stockholders pursuant to the Series A Investment Agreement at the time the shares of Series A Preferred Stock purchased by the Series A Stockholders thereunder were issued. Except as provided in the preceding sentence, the Series A Investment Agreement shall be deemed to be terminated and the provisions thereof to be null and void and the rights of the Series A Stockholders with respect to the Series A-1 Preferred Stock and Warrants (as defined in the Series A Investment Agreement) issued to the Series A Stockholders shall be governed by and subject to (A) the Certificate of Designations (the "Certificate of Designations") relating to the Series A-1 Preferred Stock and Series B Preferred Stock, a copy of which is attached hereto as Exhibit A and made a part hereof, (B) the Stockholders Agreement dated June 21, 1995 by and among the Company, the Series A Stockholders (therein called the "Series A-1 Stockholders") and the Series B Stockholders, a copy of which is attached hereto as Exhibit B and (C) the Registration Rights Agreement dated June 21, 1995 by and among the Company, the Series A Stockholders (therein called the "Series A-1 Stockholders") and the Series B Stockholders, a copy of which is attached hereto as Exhibit B and (C) the Registration Rights Agreement dated June 21, 1995 by and among the Company, the Series A Stockholders (therein called the "Series A-1 Stockholers") and the Series B Stockholders, a copy of which is attached hereto as Exhibit B and (C) the Registration Rights Agreement dated June 21, 1995 by and among the Company, the Series A Stockholders (therein the "Series A-1 Stockholders") and the Series B Stockholders, a copy of which is attached hereto as Exhibit C.

      2.    REPRESENTATIONS AND WARRANTIES OF THE COMPANY

            The Company represents sand warrants to the Series A
Stockholders as follows:

            2.1 Existence and Power. The Company is validly existing and in good standing under the laws of its state of incorporation. The Company has the full corporate power and authority to enter into and perform this Agreement and each other instrument it is executing and delivering in connection with this Agreement (collectively, the "Transaction Documents"). The Company has the full corporate power and authority to carry on its business as now conducted, and to own, lease and operate its properties as it now does. The Company is qualified to do business as a foreign corporation in each jurisdiction in which it is required to be qualified.

            2.2 Authorization. The execution, delivery and performance of each of the Transaction Documents have been duly authorized by all necessary action, and each of the Transaction Documents constitutes the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights in general and subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

            2.3 Consents of Third Parties. The execution, delivery and performance of each of the Transaction Documents by the Company will not (a) violate or conflict with the certificate of incorporation or by-laws of the Company, the predecessor to the Company or any of the Company's subsidiaries; (b) conflict with, or result in the breach, termination or acceleration of, or constitute a default under, any lease, mortgage, license, agreement, commitment or other instrument to which the Company or any of its subsidiaries is a party or by which it or any of its subsidiaries or any of its or their properties are bound; (c) constitute a violation of any law, regulation, order, writ, judgment, injunction or decree applicable to the Company or any of its subsidiaries or any of the Company's or its subsidiaries' properties or except as set forth on schedule 2.3, require any governmental consent, registration or approval; or (d) result in the creation of any lien upon the properties or assets of the Company or any of its subsidiaries.

            2.4   Litigation.  There is no judicial or
administrative action or proceeding pending or, to the best of the knowledge of the Company, threatened, nor, to the best of the knowledge of the Company, is there any governmental investigation pending or threatened, that questions the validity of any of the Transaction Documents or any action taken or to be taken by the Company or any of its subsidiaries in connection with any of the Transaction Documents. Except as set forth on schedule 2.4, there is not litigation or proceeding pending or, to the best of the knowledge of the Company, threatened, nor, to the best of the knowledge of the Company, is there any governmental investigation pending or threatened, nor is there any order, injunction or decree outstanding, by or against the Company or any of its subsidiaries or relating in any manner to any aspect of its or their properties or businesses (except any such orders, injunctions or decrees and any administrative proceedings applicable generally throughout the industry in which the Company and its subsidiaries operate).

            2.5   Validity of Shares.  The shares of Series A-1
Preferred Stock issued by the Company in exchange for Series A
Preferred Stock, are validly issued, fully paid and non-assessable.

      3.    REPRESENTATIONS AND WARRANTIES OF THE SERIES A
STOCKHOLDERS

            The Series A Stockholders each hereby represents and warrants to the Company as follows:

            3.1 Existence and Power. That each Series A Stockholder is validly existing and in good standing under the law of the jurisdiction of its organization and has the full power and authority to enter into and perform this Agreement.

            3.2 Authorization. The execution, delivery and performance by that Series A Stockholder of this Agreement have been duly authorized by all necessary action, and this Agreement constitutes the valid and binding obligation of that Series A Stockholder enforceable against it in accordance with is terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights in general and subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

            3.3   Consents of Third Parties.  Except for
conflicts, breaches, terminations, accelerations, defaults and violations specified in (b) and (c) below that could not reasonably be expected to have a material adverse effect on that Series A Stockholder's ability to perform its obligations under this Agreement, the execution, delivery and performance by that Series A Stockholder of this Agreement will not: (a) violate or conflict with its partnership agreement, certificate of incorporation or by-laws or other similar organizational documents; (b) conflict with, or result in the breach, termination or acceleration of, or constitute a default under, any lease, mortgage, license, agreement, commitment or other instrument to which it is a party or by which it or any of its properties are bound; or (c) constitute a violation of any law, regulation, order, writ, judgment, injunction or decree applicable to it or any of its properties or require any governmental consent, registration or approval.

            3.4   Litigation.  There is no judicial or
administrative action or proceeding pending or, to the best of the knowledge of that Series A Stockholder, threatened, nor, to the best of the knowledge of that Series A Stockholder, is there any governmental investigation pending or threatened, that questions the validity of this Agreement or any action taken or to be taken by it in connection with this Agreement. There is no litigation or proceeding pending or, to the best of the knowledge of that Series A Stockholder, threatened, nor, to the best of the knowledge of that Series A Stockholder, is there any governmental investigation pending or threatened, nor is there any order, injunction or decree outstanding, against that Series A Stockholder that would have a material adverse effect upon that Series A Stockholder's ability to perform its obligations under this Agreement.

            3.5 Investment. That the Series A Stockholder is an accredited investor (within the meaning of the rules and regulations under the Securities Act) and will be acquiring Series A-1 Preferred Stock for investment and not with a view to distribution in violation of the Securities Act.

            3.6 Brokers. Except as set forth on schedule 3.16 of the Series B Purchase Agreement, no agreement, arrangement or understanding with any broker or finder in connection with the transactions contemplated by this Agreement has been entered into by that Series A Stockholder.

            3.7 Ownership. That each Series A Stockholder is the record and beneficial owner of the shares of Series A Preferred Stock set forth opposite that Series A Stockholder's name on Schedule 1.1, free and clear of all liens, claims and encumbrances of any kind.

      4.    ADDITIONAL AGREEMENTS

            4.1 Indemnification. The Company, on one hand, and each Series A Stockholder, on the other hand, agree to indemnify and hold harmless the other party from and against any and all damage, loss, liability, claim, or expense (including reasonable attorney's fees) incurred by such other party resulting from, or which exists or arises due to (i) any inaccuracy, breach or omission of, from or in, the representations and warranties of such party contained in this Agreement, or (ii) the nonfulfillment of any agreement or obligation of such party under this Agreement.

            4.2 Further Acknowledgement. Each of the Series A Stockholders hereby authorizes the cancellation of the Series A Preferred Stock to be effective simultaneously upon the closing of the Series B Preferred Stock Transaction and the issuance of Series A-1 Preferred Stock to such holder. Each of the Series A Stockholders acknowledges and agrees that, except as provided herein, upon the consummation of the transactions contemplated by this Agreement such Series A Stockholder shall have no rights as a Series A Stockholder and further, that this Agreement constitutes a settlement and relinquishment of its rights as a holder of the Series A Preferred Stock, including but not limited to, the conversion rights with respect to the Series A Preferred Stock. Accordingly, in consideration of the agreements made by the Company hereunder, each of the Series A Stockholders hereby releases and discharges the Company, and its successors and assigns, from any and all claims, demands, rights or liabilities which that Series A Stockholder ever had, now have or may have in the future, by reason of, arising out of, or in any way connected with each of the Series A Stockholders' status as a holder of the Series A Preferred Stock (it being understood, however, that nothing in this Section 4.2 is intended to affect the claims, demands, rights or liabilities of the Series A Stockholders under the Series A Investment Agreement, to the extent those claims, demands, rights or liabilities remain by reasons of Section 1.4 of this Agreement).

      5.    GENERAL PROVISIONS

            The parties further covenant and agree as follows:

            5.1 Amendments. This Agreement may be amended, supplemented or interpreted at any time only by written instrument duly executed by each of the parties hereto.

            5.2 Contents of Agreement, Parties in Interest, Assignment. This Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof. Any previous agreements or understandings between the parties regarding the subject matter hereof are merged into and superseded by this Agreement in accordance with its terms. All representations, warranties, terms and conditions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective heirs, legal representatives, successors and permitted assigns of the parties hereto.

            5.3 Severability. In the event that any one or more of the provisions contained in this Agreement shall be invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions of this Agreement shall not be in any way impaired.

            5.4 Headings. The headings of the Sections and the subsections of this Agreement are inserted for convenience of reference only and shall not constitute a part hereof.

            5.5 Instruments of Further Assurance. Each of the parties hereto agrees, upon the request of any of the other parties hereto, from time to time to executive and deliver to such other party or parties all such instruments and documents of further assurance or otherwise as shall be reasonable under the circumstances, and to do any and all such acts and things as may reasonably be required to carry out the obligations of such requested party hereunder.

            5.6 Specific Performance, Etc. Each of the parties hereto will be entitled to specific performance of its rights under this Agreement. Each of the parties hereto agrees that a breach of any of the provisions of this Agreement will cause irreparable injury to the nonbreaching parties, that such nonbreaching parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every provision contained in this Agreement shall be specifically enforceable against all parties hereto.

            5.7 Governing Law; Jurisdiction. This Agreement shall be governed, construed and enforced in accordance with the internal laws of the State of New York, excluding any choice of law rules which may direct the application of the laws of another jurisdiction.

            5.8 Counterparts. This Agreement may be executed in counterparts, each of which shall be considered an original, but all of which together shall constitute the same instrument.

            IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as of the day and year first above written.

THE COMPANY:

American Communications Services, Inc.


By:    /s/ Richard A. Kozak
Name:      Richard A. Kozak
Its:       President and COO


THE SERIES A STOCKHOLDERS:

The Huff Alternative Income Fund, L.P.


By:
Name:
Its:


Apex Investment Fund I, L.P.


By:
Name:
Its:


            IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as of the day and year first above written.

THE COMPANY:

American Communications Services, Inc.


By:____________________________________
Name:
Its:


THE SERIES A STOCKHOLDERS:

The Huff Alternative Income Fund, L.P.
By:  WRH Partners, L.L.C., general partner
By:  Paladin Court Co., Inc., general manager
By:  *
Name:  William Huff
Its:   President
     * Joseph R. Thornton
       Attorney-in-fact

Apex Investment Fund I, L.P.

By:____________________________________
Name:
its:

            IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as of the day and year first above written.

THE COMPANY:

American Communications Services, Inc.


By:____________________________________
Name:
Its:


THE SERIES A STOCKHOLDERS:

The Huff Alternative Income Fund, L.P.


By:____________________________________
Name:
Its:


Apex Investment Fund I, L.P.
By:  Apex Management Partnership, its General Partner

By:  /s/ George M. Middlemas
Name:    George M. Middlemas
Its:     General Partner


Apex Investment Fund II, L.P.
By: Apex Management Partnership, its General Partner


By: /s/ George M. Middlemas
Name:   George M. Middlemas
Its:    General Partner


The Productivity Fund II, L.P.
By: First Analysis Management Company II, its General Partner By:
First Analysis Corporation, General Partner


By: /s/ Steve F. Bouck
Name:   Steve F. Bouck
Its:    Executive Vice President


Ethos Partners L.P.


By:____________________________________
Name:
Its:


Zelus International Ltd.


By:____________________________________
Name:
Its:


Global Opportunity Fund I Ltd.


By:____________________________________
Name:
Its:


U.S. Signal Corporation


By:____________________________________
Name:
Its:


Apex Investment Fund II, L.P.


By:____________________________________
Name:
Its:


The Productivity Fund II, L.P.


By:____________________________________
Name:
Its:


Ethos Partners L.P.


By:____________________________________
Name:
Its:


Zelus International Ltd.


By:____________________________________
Name:
Its:


Global Opportunity Fund I Ltd.


By:____________________________________
Name:
Its:


U.S. Signal Corporation


By:  /s/ Richard Postma
Name:    Richard Postma
Its:     Assistant Secretary


William G. Salatich Consulting, Inc. Retirement Plan and Trust


By: /s/William G. Salatich
Name:  William G. Salatich
Its:   Trustee


Prime Management II, L.P.


By:____________________________________
Name:
Its:


Brad Peery Capital L.P.


By:____________________________________
Name:
Its:


Brad Peery Capital International


By:____________________________________
Name:
Its:



William G. Salatich Consulting, Inc. Retirement Plan and Trust


By:____________________________________
Name:  William G. Salatich
Its:  Trustee


Prime Management II, L.P.


By: /s/ William P. Glasgow
Name:   William P. Glasgow
Its:    SVP


Brad Peery Capital L.P.


By:____________________________________
Name:
Its:


Brad Peery Capital International


By:____________________________________
Name:
Its:



William G. Salatich Consulting, Inc. Retirement Plan and Trust


By:____________________________________
Name:  William G. Salatich
Its:  Trustee


Prime Management II, L.P.


By:____________________________________
Name:
Its:


Brad Peery Capital L.P.


By: /s/ Brad Peery
Name:   Brad Peery
Its:    General Partner


Brad Peery Capital International


By: /s/ Brad Peery
Name:   Brad Peery
Its:    Investment Adviser



                               TABLE OF CONTENTS


                                                      Page

1.    SHARE EXCHANGE  . . . . . . . . . . . . . . . . . . . . . 2

      1.1   Exchange . . . . . . . . . . . . . . . . . . . . .  2

      1.2   Conditions to Exchange . . . . . . . . . . . . . .  2

     1.3   Restricted Stock . . . . . . . . . . . . . . . . .  3

     1.4   Series A Investment Agreement. . . . . . . . . . .  3
2.    REPRESENTATIONS AND WARRANTIES OF THE COMPANY . . . . . . 4

      2.1   Existence and Power. . . . . . . . . . . . . . . .  4

     2.2   Authorization. . . . . . . . . . . . . . . . . . .  5

     2.3   Consents of Third Parties. . . . . . . . . . . . .  5

     2.4   Litigation . . . . . . . . . . . . . . . . . . . .  5

     2.5   Validity of Shares . . . . . . . . . . . . . . . .  6

3.    REPRESENTATIONS AND WARRANTIES OF THE SERIES A
      STOCKHOLDERS  . . . . . . . . . . . . . . . . . . . . . . 6

      3.1   Existence and Power  . . . . . . . . . . . . . . .  6

     3.2   Authorization  . . . . . . . . . . . . . . . . . .  7

     3.3   Consents of Third Parties . . . . . . . . . . . . . 7

     3.4   Litigation . . . . . . . . . . . . . . . . . . . . .8

     3.5   Investment   . . . . . . . . . . . . . . . . . . .  8

     3.6   Brokers. . . . . . . . . . . . . . . . . . . . . .  8

     3.7   Ownership. . . . . . . . . . . . . . . . . . . . .  8
4.    ADDITIONAL AGREEMENTS. . . . . . . . . . . . . . . . . .  8

      4.1   Indemnification. . . . . . . . . . . . . . . . . .  8

     4.2   Further Acknowledgement. . . . . . . . . . . . . .  8
5.    GENERAL PROVISIONS . . . . . . . . . . . . . . . . . . .  9

      5.1   Amendments . . . . . . . . . . . . . . . . . . . .  9

     5.2   Contents of Agreement, Parties in Interest,
            Assignment . . . . . . . . . . . . . . . . . . . .  9

     5.3   Severability . . . . . . . . . . . . . . . . . . . 10

     5.4   Headings . . . . . . . . . . . . . . . . . . . . . 10

     5.5   Instruments of Further Assurance . . . . . . . . . 10

     5.6   Specific Performance, Etc. . . . . . . . . . . . . 10

     5.7   Governing Law; Jurisdiction. . . . . . . . . . . . 10

     5.8   Counterparts . . . . . . . . . . . . . . . . . . . 11